SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of June 6, 2006 (the “Effective Date”), is made by and between Alan E. Morelli (“Senior Creditor”) and Ault Glazer Bodnar Acquisition Fund, LLC (together with its successors and assigns, “Subordinated Creditor”).

RECITALS

A. Patient Safety Technologies, Inc., a Delaware corporation (“Borrower”), and Senior Creditor propose to enter into that certain Secured Convertible Note and Warrant Purchase Agreement dated as of June 6, 2006 (as the same may be amended, restated, or otherwise modified from time to time, the “Senior Creditor Agreement”), pursuant to which Borrower will execute and deliver a Secured Convertible Promissory Note in the amount of $1,100,000 (the “Senior Note”). The funds advanced to or owed by Borrower under the Senior Note shall be referred to collectively herein as the “Senior Loans.” To secure the Senior Loans, Borrower will grant to Senior Creditor a security interest in certain of Borrower’s real and personal property assets. Capitalized terms used herein without definition have the meanings assigned thereto in the Senior Creditor Agreement.

B. Borrower has executed one or more promissory notes in favor of Subordinated Creditor (the “Subordinated Notes”) and one or more security agreement, mortgages or other agreement pursuant to which Borrower has granted a security interest in favor of Subordinated Creditor (the “Subordinated Security Agreements”) by and between Subordinated Creditor and Borrower.

C. Subordinated Creditor and Senior Creditor desire to establish and agree upon their respective rights, priorities and interests governing their respective relationships with Borrower and any collateral for the loans granted pursuant to the Subordinated Loan Documents and the Senior Loan Documents at all times on and after the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, Senior Creditor and Subordinated Creditor hereby agree as follows:

1. DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Senior Debt” means any and all indebtedness and obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time or from time to time owing from Borrower to Senior Creditor under the Senior Loan Documents or otherwise, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower, whether or not allowed by the court in any such proceeding.

“Senior Loan Documents” means the Senior Note, the Senior Creditor Agreement, the Collateral Documents and any other security agreement, promissory note, UCC financing statement, or any other agreement, instrument or document executed by Borrower pursuant to or in connection with the Senior Debt or the Senior Creditor Agreement, as any of the foregoing may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

“Subordinated Debt” means any and all indebtedness and obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time or from time to time owing from Borrower to Subordinated Creditor under the Subordinated Loan Documents or otherwise, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

“Subordinated Loan Documents” means the Subordinated Notes, the Subordinated Security Agreements and any promissory note, loan or credit or similar agreement, any financing statement, or any other agreement, instrument or document executed by Borrower in favor of Subordinated Creditor, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

Unless otherwise specified, all references in this Agreement to a “Section” shall refer to the corresponding Section in or to this Agreement. Other capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Uniform Commercial Code as in effect in the State of California, as in effect from time to time (the “UCC”).

2. SUBORDINATION

(a) On the terms and conditions set forth below, Subordinated Creditor’s right to payment and performance of the Subordinated Debt and any and all liens and security interests securing the Subordinated Debt are hereby subordinated to Senior Creditor’s right to full and indefeasible payment and performance of the Senior Debt and all liens and security interests securing the Senior Debt. Subject to and except as set forth in Section 3, Subordinated Creditor shall not ask, demand, sue for, take or receive from Borrower, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrower to Subordinated Creditor, or be owing by any other person to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, nor any collateral security for any of the foregoing, including, without limitation, any personal property collateral granted to Subordinated Creditor pursuant to the Subordinated Loan Documents, unless and until the Senior Debt shall have been fully paid in cash or converted to common stock of Borrower pursuant to the terms of the Senior Note.

(b) Subordinated Creditor shall not create, maintain or perfect any security interest in or lien on any property of Borrower (other than any security interests or liens that may exist and be perfected on the date hereof in favor of Subordinated Creditor in certain of Borrower’s personal property under and as described in the Subordinated Loan Documents, which liens and security interests shall be, and hereby are agreed to be, junior and subordinated to the security interests and liens securing the Senior Debt). If, notwithstanding the foregoing, any lien shall be created or shall arise in favor of Subordinated Creditor, whether by operation of law or otherwise, in or on any property of Borrower to secure all or any portion of the Subordinated Debt, then the liens granted by Borrower in any such property in favor of Senior Creditor to secure the Senior Debt shall in all respects be first and senior liens, superior to such liens that may be created or arise, and superior to any security interest or lien that may exist on the date hereof, in either case which liens are in favor of Subordinated Creditor securing the Subordinated Debt notwithstanding (i) the date, manner or order of creation, attachment or perfection of any such security interests or liens, (ii) the provisions of the UCC or any other applicable statutes or court decisions that would provide otherwise in the absence of this agreement, (iii) the provisions of any contract between Subordinated Creditor and Borrower, and (iv) whether Subordinated Creditor or any agent or bailee thereof holds possession of any part any such collateral. In the event Subordinated Creditor shall have or obtain possession of any such property or shall, in contravention of this agreement, foreclose upon or enforce its security interest or lien upon any such property, whether by self-help, judicial action or otherwise, then (i) all such property shall be immediately delivered to Senior Creditor or, if not deliverable, all cash or non-cash proceeds and profits of such property shall be paid over to Senior Creditor, without any deduction or offset, and (ii) until duly deliver or paid to Senior Creditor, any such property or cash or non-cash proceeds and profits of such property shall be held in trust for the benefit of Senior Creditor, in the case of each of clause (i) and clause (ii), unless and until all of the Senior Debt shall have been paid in cash in full or converted to common stock of Borrower pursuant to the terms of the Senior Note.

(c) The subordination contained in this Agreement is intended to define the rights and duties of Subordinated Creditor and Senior Creditor; it is not intended that any third party (including Borrower, any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it. If the effect of the subordination contained in this Agreement would be to give any third party a priority status to which that party would not otherwise be entitled, then that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditor and Subordinated Creditor shall be determined in accordance with applicable law and this Agreement.

3. ASSIGNMENT OF SUBORDINATED DEBT

Subordinated Creditor hereby covenants to Senior Creditor that prior to the termination of this Agreement in accordance with Section 8, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, any collateral security granted to Subordinated Creditor pursuant to the Subordinated Loan Documents) shall continue to be held solely for the benefit of Subordinated Creditor, unless assigned pursuant to an assignment in which the assignee agrees in writing to be bound by all of the terms and provisions of this Agreement. Any promissory note issued pursuant to the Subordinated Loan Documents shall be legended to expressly state that it is subject to this Agreement.

4. SENIOR CREDITOR’S PRIORITY

In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of the Senior Debt and the Subordinated Debt, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of Borrower’s business, or upon the sale of all or any substantial part of Borrower’s property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, Senior Creditor shall be entitled to receive the indefeasible payment in full of the Senior Debt before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

(a) All payments and distributions of any kind or character, whether in cash, property, or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Creditor and applied in payment of the Senior Debt;

(b) Subordinated Creditor shall file a claim or claims, on the form required in such proceedings, on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding; and

(c) Notwithstanding the foregoing, if any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been paid, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be immediately paid over to Senior Creditor for application to the payments of amounts due on the Senior Debt until the Senior Debt shall have been paid in cash in full.

This Agreement is a subordination agreement within the meaning of Section 510(a) of the United States Bankruptcy Code and shall continue in full force and effect after the occurrence of any Insolvency Event, including, without limitation, after the filing of any petition by or against Borrower under the United States Bankruptcy Code and all converted or succeeding cases in respect thereof. All references herein to Borrower shall be deemed to apply to Borrower as debtor-in-possession and to any trustee in any insolvency proceeding relating to such obligor.

5. GRANT OF AUTHORITY

In the event of the occurrence of an Insolvency Event, and to enable Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, Senior Creditor is hereby irrevocably authorized and empowered, in Senior Creditor’s discretion (in its own name or in the name of Subordinated Creditor or otherwise), but shall have no obligation (a) to demand, sue for, collect and receive every payment or distribution referred to in Section 4, and give acquittance therefor and (b) to file claims and proofs of claim if Subordinated Creditor has failed to file claims or proofs of claim on or before thirty (30) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding, and (c) to take such other action (including, without limitation, enforcing any lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Senior Creditor hereunder. Subordinated Creditor shall duly and promptly take such action as Senior Creditor may reasonably request to execute and deliver to Senior Creditor such authorizations, endorsements, assignments, or other instruments as Senior Creditor may reasonably request in order to enable Senior Creditor to enforce any and all claims with respect to, and any liens securing payment of, the Subordinated Debt as such enforcement is contemplated herein.

To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash, Subordinated Creditor authorizes Senior Creditor to sell or dispose of such property or securities on such terms as are commercially reasonable in the situation in question. Following full and indefeasible payment in cash of the Senior Debt and the termination of all commitments related thereto, Senior Creditor shall remit to the Subordinated Creditor (with all necessary endorsements), to the extent of Subordinated Creditor’s interest therein, all payments and distributions of cash, property, or securities paid to and held by Senior Creditor in excess of the allowed amount of the Senior Debt.

6. PAYMENTS RECEIVED BY SUBORDINATED CREDITOR

Should any payment, distribution, or security be received by the Subordinated Creditor upon or with respect to the Subordinated Debt in contravention of this Agreement prior to termination of this Agreement in accordance with Section 8, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Creditor and shall immediately deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary) for application to the Senior Debt, and, until so delivered, the same shall be held in trust by such Subordinated Creditor for the benefit of Senior Creditor.

7. FURTHER ASSURANCES; COOPERATION

Subordinated Creditor agrees to cooperate with Senior Creditor and to take all actions that Senior Creditor may reasonably require to enable Senior Creditor to realize the full benefits of this Agreement.

8. TERMINATION OR AMENDMENT OF AGREEMENT; NO AMENDMENTS

This Agreement shall be effective upon its execution by each of Senior Creditor and Subordinated Creditor. After the Effective Date, this Agreement shall remain in effect and shall not be revoked or amended by Subordinated Creditor, except with the prior written consent of the Senior Creditor. Senior Creditor and Subordinated Creditor agree that no amendment hereto shall be binding upon Borrower unless Borrower shall have received notice of such amendment. Subject to Section 12, this Agreement shall terminate upon the earlier to occur of the following: (a) the date on which the Senior Debt shall have been paid in cash in full or converted to common stock of Borrower pursuant to the terms of the Senior Note or (b) the date on which the Subordinated Debt shall have been either converted into common stock of Borrower or otherwise paid in cash in full. Subordinated Creditor shall not amend, supplement or otherwise modify any of the Subordinated Loan Documents without the written consent of Senior Creditor.

9. ADDITIONAL AGREEMENTS FOR SENIOR CREDITOR

Senior Creditor may administer and manage its credit and other relationships with Borrower in its own best interest, without notice to or consent of Subordinated Creditor. At any time and from time to time, Senior Creditor may enter into any amendment or agreement with Borrower as Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be Senior Loan Documents evidencing the Senior Debt.

10. SUBROGATION

If cash or other property otherwise payable or deliverable to the Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been paid in cash in full, then Subordinated Creditor shall be subrogated to any rights of Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid. No such payments or distributions received by the Subordinated Creditor by reason of such subrogation shall, as between Borrower and its creditors other than Senior Creditor, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by Borrower on account of the Subordinated Debt owed to Subordinated Creditor.

11. SUBORDINATED CREDITOR’S WAIVERS AND COVENANTS

(a) Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditor upon the subordination and other agreements herein provided, (ii) any and all rights to require Senior Creditor to marshal any property or assets of Borrower or to resort to any of the property or assets of Borrower in any particular order or manner, (iv) any and all rights to bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the obligations under any or all of the Senior Loan Documents or any of the security interest and/or liens of the Senior Creditor in or on any of the collateral for the Senior Debt and (v) any claim that Subordinated Creditor may now or hereafter have against Senior Creditor arising out of any and all actions that Senior Creditor, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

(b) Without limiting the generality of any other covenant or agreement made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby covenants and agrees that (i) Senior Creditor has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Creditor Agreement or any of the other Senior Loan Documents, or the collectibility of the Senior Debt; and (ii) Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by Senior Creditor.

12. DEFAULTS ON SUBORDINATED NOTES

If a default occurs under the Subordinated Notes or, until such time as the Senior Debt is paid in full in cash or converted to common stock of Borrower pursuant to the terms of the Senior Note: (a) the Subordinated Creditor shall not take any action in connection with the foreclosure of the Subordinated Notes, and (b) the Subordinated Creditor shall not exercise or enforce, by subrogation or otherwise, any lien, estate, right or other interest that the Subordinated Creditor may have or obtain pursuant to the exercise of any right or remedy under the Subordinated Notes (including, without limitation, its right to cure defaults of Borrower or pay or satisfy liens which Borrower is otherwise required to pay or satisfy) which is or may be prior in right or in lien to the rights under the Senior Loan Documents. The foregoing provisions are solely for the benefit of the Senior Creditor, and Borrower shall not be entitled to rely thereon or be entitled to the benefit thereof. Borrower shall promptly give Senior Creditor written notice of any default under the Subordinated Notes.

13. REINSTATEMENT OF SENIOR DEBT

To the extent that Senior Creditor receives payments on or in respect of the Senior Debt or proceeds of any collateral security for the Senior Debt, which payments or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payments or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor.

14. NO WAIVERS

Senior Creditor shall not be prejudiced in its rights under this Agreement by any act or failure to act of Borrower or Subordinated Creditor or any noncompliance of Borrower or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor may have, or with which Senior Creditor may be charged; no action permitted hereunder that has been taken by Senior Creditor shall in any way affect or impair the rights or remedies of Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof; no single or partial exercise by Senior Creditor of any right or remedy shall preclude any other or further exercise thereof; and no modification or waiver of any of the provisions of this Agreement shall be binding upon Senior Creditor, in each case except as expressly set forth in a writing duly signed and delivered by Senior Creditor.

15. INFORMATION CONCERNING BORROWER; CREDIT ADMINISTRATION

Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, its subsidiaries and affiliates, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditor shall not have any duty to advise the Subordinated Creditor of information known to Senior Creditor regarding such condition.

16. NOTICES

Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third business day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Senior Creditor:

Alan E. Morelli
225 Mantau Road
Pacific Palisades, CA 90272
Facsimile: (310) 231-5520

If to Subordinated Creditor:

Ault Glazer Bodnar Acquisition Fund, LLC
1800 Century Park East, Suite 200
Los Angeles, CA 90067
Attention: __________________________
Facsimile: __________________________

17. SEVERABILITY

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to principles of conflict of laws that would cause the application of laws of any other jurisdiction.

19. ASSIGNMENT

This Agreement shall be binding upon Subordinated Creditor and its respective successors and assigns, and shall inure to the benefit of and be enforceable by Senior Creditor and its successors and assigns.

20. MUTUAL WAIVER OF JURY TRIAL

EACH OF SUBORDINATED CREDITOR AND SENIOR CREDITOR SPECIFICALLY WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER, SUBORDINATED CREDITOR, OR SENIOR CREDITOR AGAINST THE OTHER PARTY OR PARTIES TO THIS AGREEMENT. This waiver extends to all such claims, including, without limitation, claims which involve persons or entities other than Borrower, the Subordinated Creditor, and Senior Creditor; claims which arise out of or are in any way connected to the relationships between or among Borrower, the Subordinated Creditor, and Senior Creditor; and any claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind.

21. COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

SENIOR CREDITOR: Signature: /s/ Alan E. Morelli Print Name: ALAN E. MORELLI Title: ___________________________	SUBORDINATED CREDITOR: AULT GLAZER BODNAR ACQUISITION FUND, LLC By: Ault Glazer Bodnar Investment Management LLC Signature: /s/ Milton C. Ault III Print Name: Milton C. Ault III Title: Managing Member

The undersigned hereby accepts and consents to the foregoing Agreement and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted by Subordinated Creditor thereby or thereunder to Senior Creditor and to pay Senior Creditor in accordance therewith.

BORROWER:

PATIENT SAFETY TECHNOLOGIES, INC.

By:/s/ Lynne Silverstein
Name:Lynne Silverstein
Title: President